================================================================================

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(A)
                    of the Securities Exchange Act of 1934

                               (Amendment No. 1)


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[X] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by Rule
                                          14a-6(e)(2))
[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Interliant, Inc.
               (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

================================================================================

================================================================================


                               [LOGO] INTERLIANT

                               INTERLIANT, INC.

                                   NOTICE OF

                        ANNUAL MEETING OF STOCKHOLDERS

                                   AND PROXY

                                   STATEMENT

                          MEETING DATE: JUNE 13, 2002


================================================================================

                               INTERLIANT, INC.

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 13, 2002

                               -----------------

   The Annual Meeting of Stockholders of Interliant, Inc. will be held in the Seminar Room, 4th floor, at the USTA Building, 70 West Red Oak Lane, White Plains, New York on June 13, 2002, at 10:00 a.m. Eastern time for the following purposes:

      1.  To elect ten directors;

      2. To approve the issuance of 93,468,580 shares of Interliant's Common Stock upon conversion of 10% Convertible Subordinated Notes of Interliant due 2005 (the "New Notes") and upon exercise of warrants which may be issued to parties that purchase such New Notes including, without limitation, Charterhouse Equity Partners III L.P. and Mobius Technology Ventures VI L.P. and its related funds;

      3. To approve an amendment to Interliant's Amended Certificate of Incorporation to increase the number of authorized shares of Interliant's Common Stock from 250,000,000 shares to 500,000,000 shares;

      4. To approve a series of amendments to Interliant's Amended Certificate of Incorporation to effect, at any time prior to the 2003 Annual Meeting of Stockholders, a reverse stock split of the Company's Common Stock whereby each outstanding 5, 7, 10, 12, 15, 18 or 20 shares would be combined, converted and changed into one share of Common Stock, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments as permitted under Section 242(c) of the Delaware General Corporation Law, to be determined by the Company's Board of Directors;


      5. To ratify the issuance of Interliant securities to certain of its officers, directors and related parties in lieu of cash compensation;



      6. To ratify the appointment of Ernst & Young LLP as Interliant's independent auditors for the fiscal year ending December 31, 2002; and



      7. To transact such other business, if any, as may properly come before the Annual Meeting or any adjournment thereof.


   Stockholders of record at the close of business on April 26, 2002 are entitled to receive notice of, and to vote at, the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ BRUCE S. KLEIN

                                          Bruce S. Klein
                                          Secretary

                                PROXY STATEMENT

                               -----------------

                              GENERAL INFORMATION

   These proxy materials are being furnished in connection with the solicitation by the Board of Directors of Interliant, Inc. ("Interliant," "the Company," "our," "we," or "us"), a Delaware corporation, of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") or at any adjournment or postponement thereof.

   You are invited to attend this Annual Meeting on June 13, 2002, beginning at 10:00 a.m. Eastern time in the Seminar Room, 4th floor, at the USTA Building, 70 West Red Oak Lane, White Plains, New York.

   This Proxy Statement, form of proxy and voting instructions are being mailed to our stockholders on or about May 13, 2002.

   Stockholders Entitled to Vote. Holders of shares of Interliant's common stock, par value $.01 per share (the "Common Stock"), at the close of business on April 26, 2002, the record date for the Annual Meeting, are entitled to receive notice of and to vote their shares at the Annual Meeting. As of that
date, there were [      ] shares of Common Stock outstanding. Each share of
Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

   Proxies. Your vote is important. Stockholders of record may vote their proxies by marking the appropriate boxes on the enclosed proxy card and by signing, dating and returning the card in the enclosed envelope, or you may vote your shares through the internet or by telephone as directed on the enclosed proxy card.

   You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by (1) giving written notice of revocation to the Inspectors of Election, Mellon Investor Services LLC, 85 Challenger Road, Ridgefield Park, NJ 07660, (2) timely delivery, either by mail, telephone or through the Internet, of a valid, later-dated proxy or (3) voting by ballot at the Annual Meeting.

   Vote at the Annual Meeting. Your mail-in, telephone or Internet vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

   All shares represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you sign and return your proxy card but do not give voting instructions, the shares represented by the proxy will be voted by the Proxy Committee as recommended by the Board of Directors.

   The Proxy Committee consists of Bruce Graham, President, Chief Executive Officer and Director, and Bruce S. Klein, Senior Vice President, General Counsel and Secretary. Proxy cards, unless otherwise indicated by the stockholder, also confer upon the Proxy Committee discretionary authority to vote all shares of stock represented by the proxies on any matter that properly may be presented for action at the Annual Meeting even if not covered herein. If any of the nominees for director named in Proposal I--Election of Directors should be unavailable for election, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors in place of such nominee. The Board of Directors is not aware of any matter for action by the stockholders at the Annual Meeting other than the matters described in the Notice.

   Quorum. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to constitute a quorum.

   Required Vote. A plurality of the votes of holders of shares represented at the Annual Meeting, in person or by proxy, and entitled to vote is required for the election of directors. The affirmative vote of holders of a majority of shares represented at the Annual Meeting, in person or by proxy, and entitled to vote is required to approve all other matters to be acted upon at the Annual Meeting. Abstentions have the same effect as a vote against any proposal. Broker non-votes are deemed not entitled to vote and are not counted as votes for or against any proposal.

                BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN
                          STOCKHOLDERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 31, 2002 by (1) each person or entity known to us to own beneficially more than 5% of the outstanding shares of Common Stock, (2) each of our directors, (3) our five most highly compensated officers during the year ended December 31, 2001 and (4) all directors and executive officers as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                                                                        Shares Beneficially Owned(1)
                                                                        ----------------------------
                                                                             Number        Percent
                                                                          ------------     -------
Web Hosting Organization LLC(2)........................................   25,200,000        46.95
 c/o Charterhouse Group International, Inc.
 535 Madison Avenue
 New York, NY 10022
Charterhouse Group International, Inc.(2)..............................   71,377,000        71.48
 535 Madison Avenue
 New York, NY 10022
Mobius VI LLC(3).......................................................   21,912,111        28.99
 c/o Mobius VentureCapital, Inc.
 200 West Evelyn Avenue, Suite 200
 Mountain View, CA 94041
SOFTBANK Technology Ventures IV L.P.(4)................................    3,397,283         6.33
 c/o Mobius Venture Capital, Inc.
 200 West Evelyn Avenue, Suite 200
 Mountain View, CA 94041
Mathew Wolf(5).........................................................    2,782,963         5.19
 1001 Fannin Street, Suite 20000
 Houston, TX 77002
Leonard J. Fassler(6)(7)...............................................   25,906,500        48.25
Bradley A. Feld(6)(8)(9)...............................................   52,346,482        68.44
Francis J. Alfano(10)..................................................      403,500            *
Bruce Graham(9)........................................................    1,680,000         3.08
Bruce S. Klein(11).....................................................      403,500            *
Steven R. Munroe(12)...................................................      776,555         1.44
Kim Crane(13)..........................................................      321,042            *
Howard S. Diamond(14)..................................................        5,625            *
Thomas C. Dircks(15)...................................................           --            *
Charlie Feld(9)........................................................    1,630,000         2.99
Jay M. Gates(15).......................................................           --            *
Merril M. Halpern(15)..................................................           --            *
Charles R. Lax(16).....................................................    3,398,283         6.33
David M. Walke(14).....................................................        5,625            *
All directors and executive officers as a group(6)(7)(8)(9)(10)(11)(12)
  (13)(14)(15)(16)(17) (17 persons)....................................  101,886,480        82.23

--------
  *  Less than one percent.
 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares subject to issuance upon exercise of warrants and options and upon conversion of convertible notes presently exercisable or convertible or exercisable or convertible within 60 days of March 29, 2002 are deemed outstanding for the purpose of computing the percentage of ownership of the person holding such options, warrants or convertible notes but are not deemed outstanding for computing the percentage ownership of any other person.
 (2) The principal members of Web Hosting Organization LLC ("WEB") are Charterhouse Equity Partners III, L.P. ("CEP"), an affiliate of Charterhouse Group International, Inc. ("Charterhouse"), and WHO Management LLC (the "WEB Members"). Their respective ownership interests in WEB are as follows: CEP: 95.2% and WHO Management LLC: 4.8%. Leonard J. Fassler and Bradley A. Feld are the member managers of WHO Management LLC. The general partner of CEP is CHUSA Equity Investors III, L.P., whose general partner is Charterhouse Equity III, Inc., a wholly owned subsidiary of Charterhouse. As a result of the foregoing, all of the shares of Interliant held by WEB would, for purposes of Section 13d of the Securities Exchange Act of 1934, be considered to be beneficially owned by Charterhouse. In addition, CEP owns $10,815,123 in aggregate principal amount of 8% Convertible Subordinated Notes of Interliant (the "8% Notes") which are convertible into an aggregate of 10,815,123 shares of Common Stock and warrants to purchase 2,861,877 shares of our Common Stock. CEP also owns $7,500,000 in aggregate principal amount of the New Notes which are convertible into an aggregate of 25,000,000 shares of Common Stock, and warrants to purchase 7,500,000 shares of our Common Stock. All such shares are considered to be beneficially owned by Charterhouse.
 (3) Mobius VI LLC is the general partner of the following entities: Mobius Technology Ventures VI L.P.; SOFTBANK U.S. Ventures VI L.P.; Mobius Technology Ventures Advisors Fund VI L.P.; and Mobius Technology Ventures Side Fund VI L.P., which entities own in the aggregate $8,760,571 principal amount of the 8% Notes. Such 8% Notes are convertible into 8,760,571 shares of our Common Stock and the entities have warrants issued in connection with the 8% Notes to purchase 2,318,207 shares of our Common Stock. The aforementioned entities also own $2,500,000 in aggregate principal amount of the New Notes which are convertible into an aggregate of 8,333,333 shares of Common Stock, and warrants to purchase 2,500,000 shares of our Common Stock. All such shares are considered to be beneficially owned by Mobius VI, LLC.
 (4) Includes 63,869 shares held by SOFTBANK Technology Advisors Fund L.P., an affiliated entity.
 (5) Includes 398,845 shares owned by the Ann Weltchek Wolf 1995 Marital Trust, 797,690 and shares owned by the Mathew D. Wolf Children's Trust. Mr. Wolf disclaims beneficial ownership of all the shares owned by both of the trusts named above.
 (6) Includes 25,200,000 shares held by WEB. Messrs. Fassler and B. Feld are members of WHO Management LLC, which is a member of WEB. Each of Messrs. Fassler and B. Feld disclaim beneficial ownership of such shares other than the shares attributable to each of them as a result of their membership in WHO Management LLC.
 (7) Includes 2,000 shares owned by Mr. Fassler's spouse. Mr. Fassler disclaims beneficial ownership of these shares. Also includes 22,500 shares of our Common Stock issuable pursuant to options presently exercisable or exercisable within 60 days of March 29, 2002.
 (8) Includes 3,333,414 shares held by SOFTBANK Technology Ventures IV L.P. and 63,869 shares held by SOFTBANK Technology Advisors Fund L.P. Mr. B. Feld, a Co-Chairman and Director of Interliant, is a managing director of STV IV LLC, which is the general partner of each of SOFTBANK Technology Ventures IV L.P. and SOFTBANK Technology Advisors Fund L.P. and of Mobius VI, LLC. Also includes 8,760,571 shares which are issuable upon the conversion of $8,760,571 in aggregate principal amount of the 8% Notes and the exercise of 2,318,207 warrants to purchase our Common Stock held by Mobius VI LLC. Mr. Feld disclaims beneficial ownership of such shares. Also includes 22,500 shares of our Common Stock issuable pursuant to options presently exercisable or exercisable within 60 days of March 29, 2002.
 (9) Includes warrants issued to The Feld Group, Inc. to purchase 180,000 shares of our Common Stock, 750,000 shares of our Common Stock issued to The Feld Group, Inc. and 700,000 shares of our Common Stock which represent the vested portion of an option to purchase 2,000,000 shares of our Common Stock granted to The Feld Group, Inc. Mr. Bradley Feld, a Co-Chairman and a director of Interliant, is a director of The Feld Group, Inc. Mr. Charlie Feld, a director of Interliant, is the President, Chief Executive Officer and a director of The Feld Group, Inc. as well as a member of Feld Partners Management, LLC ("Feld Partners"), the principal shareholder of The Feld Group, Inc. Mr. Graham, the Chief Executive Officer, President and a director of Interliant, is also a member of Feld Partners. Messrs. B. Feld, C. Feld and

    Graham disclaim beneficial ownership of such warrants, shares and options. All such shares are considered to be beneficially owned by The Feld Group, Inc. See "Related Party Transactions--Consulting Agreement with The Feld Group."
(10) Includes 1,000 shares owned by Mr. Alfano's spouse. Mr. Alfano disclaims beneficial ownership of these shares. Also includes 241,250 shares of our Common Stock issuable pursuant to options presently exercisable or exercisable within 60 days of March 29, 2002.
(11) Includes 1,000 shares owned by Mr. Klein's spouse. Mr. Klein disclaims beneficial ownership of these shares. Also includes 241,250 shares of our Common Stock issuable pursuant to options presently exercisable or exercisable within 60 days of March 29, 2002.
(12) Includes 228,750 shares of our Common Stock issuable pursuant to options presently exercisable or exercisable within 60 days of March 29, 2002.
(13) Includes 164,042 shares of our Common Stock issuable pursuant to options presently exercisable or exercisable within 60 days of March 29, 2002.
(14) Represents shares of our Common Stock issuable pursuant to options presently exercisable or exercisable within 60 days of March 29, 2002.
(15) Excludes 71,377,000 shares beneficially owned by Charterhouse. Messrs. Halpern, Dircks and Gates are directors and/or officers of Charterhouse. Mr. Halpern is a stockholder of Charterhouse. Each of Messrs. Halpern, Dircks and Gates disclaims beneficial ownership of these shares.
(16) Includes 3,333,414 shares held by SOFTBANK Technology Ventures IV, L.P. and 63,869 shares held by SOFTBANK Technology Advisors Fund, L.P. Mr. Lax, a director of Interliant, is a managing director of STV IV LLC, the general partner of SOFTBANK Technology Ventures IV, L.P. Mr. Lax disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(17) Includes 2,113,544 shares of our Common Stock issuable pursuant to options presently exercisable or exercisable within 60 days of March 29, 2002.

                                  PROPOSAL I

                             ELECTION OF DIRECTORS

   The Board of Directors currently consists of ten members. Seven are non-employee directors and three are members of management. All of the directors currently serving on the Board have been nominated by the Board of Directors for re-election to one year terms at the Annual Meeting. Each nominee elected will hold office until the Annual Meeting of Stockholders to be held in 2003 and until a successor has been duly elected and qualified, unless prior to such meeting a director shall resign, or his or her directorship shall become vacant due to his or her death or removal.

   Shares represented by proxies that are returned properly signed will be voted for the nominees unless the stockholder indicates on the proxy that authority to vote the shares is withheld for one or more or for all of the nominees listed. A proxy cannot be voted for a greater number of persons than the ten nominees named below. Directors are elected by a plurality of the votes cast. Shares not voted, whether by withholding or broker non-vote, have no effect on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a proportionately larger number of votes.

   The following information set forth has been furnished to us by the directors and sets forth the principal occupation and employment during the past five years of each director nominee, positions and offices with us, and membership on other boards of directors.

   The following ten individuals have been nominated for election at the Annual Meeting for a term ending 2003:

Name                                    Age      Position(s) with Interliant
----                                    --- --------------------------------------
Leonard J. Fassler..................... 70  Co-Chairman and Director
Bradley A. Feld........................ 36  Co-Chairman and Director
Bruce Graham........................... 39  President, Chief Executive Officer and
                                            Director
Howard S. Diamond...................... 49  Director
Thomas C. Dircks....................... 44  Director
Charlie Feld........................... 60  Director
Jay M. Gates........................... 37  Director
Merril M. Halpern...................... 68  Director
Charles R. Lax......................... 42  Director
David M. Walke......................... 47  Director

   Leonard J. Fassler is one of our co-founders and has been one of our Co-Chairmen and a Director since our formation in December 1997. He was also our Secretary from December 1997 through April 1999. Mr. Fassler is also a Co-Chairman of Vytek Wireless, Inc., a wireless integration company, and a director of Vestcom International, Inc., a company offering information distribution and retail marketing services. In 1992, he co-founded and served as Co-Chairman of AmeriData Technologies, Inc. ("AmeriData"), a New York Stock Exchange listed reseller and integrator of computer equipment and provider of computer consulting and other services that was acquired by General Electric Capital Corporation (GECC) in 1996. At the time of its acquisition by GECC, AmeriData had worldwide revenue in excess of $2 billion annually. Prior to AmeriData, Mr. Fassler founded and was Co-Chairman of Sage Broadcasting Corp., a Nasdaq listed company that owned and operated 22 radio stations across the country. From the early 1970s through the mid-1980s, Mr. Fassler was a founder and an executive officer of Tie/Communication, Inc., an American Stock Exchange listed telecommunications company. Mr. Fassler holds a Bachelor of Business Administration degree from City College of New York and a law degree from Fordham Law School.

   Bradley A. Feld is one of our co-founders and has been one of our Co-Chairmen and a Director since our formation in December 1997. Since 1995, he has been the President of Intensity Ventures Inc., a company that helps to establish, advise and operate software companies. From 1993 to 1995, Mr. Feld was the chief technology officer of AmeriData. From 1985 to 1993, he was president of Feld Technologies, Inc., a computer consulting firm founded by Mr. Feld to develop and implement information technology solutions for a wide variety of businesses, which was acquired by AmeriData in 1993. Mr. Feld earned a Bachelor of Science degree and a Master of Science degree from Massachusetts Institute of Technology. He is principal managing director of Mobius Venture Capital, a venture capital firm. Mr. Feld is a director of Raindance Communications, a director of PeoplePC, and a director of a number of privately-held companies. Mr. Feld is the nephew of director Charlie Feld.

   Bruce Graham became our Chief Executive Officer, President and a Director effective April 24, 2001. From August 2000 to April 24, 2001, he was our Chief Operating Officer. Mr. Graham is a member of Feld Partners Management, LLC, the principal shareholder of The Feld Group, Inc. From April 1998 to July 2000, he worked with The Feld Group client, AmeriServe Food Distribution Inc., where as the CIO he was responsible for all facets of operations and IT management, including the integration of disparate technologies resulting from a merger and the deployment of a new ERP solution. He additionally held the position of CIO at the Oshawa Group Ltd., a Canadian firm, and served as Director of IT Services at Westinghouse/CBS. Mr. Graham began his career as an IBM sales representative, ending as the Client Executive on the American Airlines account. Mr. Graham attended the Advanced Management Program at Harvard Business School and holds a Bachelor's degree from Texas Tech University.

   Howard S. Diamond has been an Interliant Director since May 2001. Since 2000, he has served as the chairman and CEO of REBAR LLC. From 1996 to 2000, he was CEO of Corpsoft, Inc., and he stepped back into that role in August of 2001. He served in various roles for Course Technology, Inc. from 1991 to 1996 and was executive vice president for Course when he left the company. As the assistant vice chancellor for student affairs at the University of Illinois, he pioneered the use of microcomputers to improve student housing, health services, and counseling programs and implemented the first program in the country to put PCs in dormitories. He then went to work for Apple (1987) and Commodore (1989) before joining Course.

   Thomas C. Dircks has been one of our Directors since our formation in December 1997 and is the President of Charterhouse Group International, Inc., a private equity firm, since June 2001. He served as Executive Vice President of Charterhouse from July 2000 until June 2001, and has been employed as an executive officer of Charterhouse since 1983. Mr. Dircks was previously employed as a Certified Public Accountant at a predecessor of PricewaterhouseCoopers LLP. He holds a B.S. in Accounting and an M.B.A. from Fordham University. Mr. Dircks is also a director of Cross County, Inc., one of the largest providers of healthcare staffing services in the United States, and a number of privately-held companies.

   Charlie Feld, the founder, CEO, and president of the Dallas-based The Feld Group, Inc., has been an Interliant Director since May 2001. Mr. Feld is currently in the process of starting up the Feld Group Institute. Since founding The Feld Group in 1992, he has served as CIO for First Data Resources (2000 to 2002), CIO for Delta Air Lines (1997 to 2000), and as senior vice president/CIO at Burlington Northern Santa Fe Railroad (1992 to 1997). Prior to forming The Feld Group, Mr. Feld was Vice President/CIO at Frito-Lay, Inc., from 1981 to 1992, where he and his team won the Carnegie Mellon Award for Innovative Technology, the Society for Information Management Partners in Leadership Award, and the 1988 Smithsonian Award for Technology Excellence. In 1997, Mr. Feld was named "One of the 12 Most Influential IT Executives of the Past Decade" by CIO magazine. Computerworld named him as one of "25 IT People to Watch in 1998." Mr. Feld holds a bachelor's degree in economics from the City College of New York. Mr. Feld is the uncle of director nominee, Bradley Feld. He is also a director of a number of privately-held companies.

   Jay M. Gates has been one of our Directors since our formation in December 1997 and is a Managing Director of Charterhouse. He joined Charterhouse in 1994 as an Analyst. Mr. Gates was previously employed as a Senior Analyst in the Financial Consulting Advisory Group of the accounting firm of Arthur Andersen LLP.

Prior to that he was an Assistant Treasurer at Bankers Trust Corporation. He holds a Bachelor of Arts degree from the State University of New York at Binghamton and a Master's degree in business administration from New York University, Leonard N. Stern School of Business. He is also a director of a number of privately-held companies.

   Merril M. Halpern has been one of our Directors since our formation in December 1997 and is Chairman and Chief Executive of Charterhouse, which he founded in 1973. He is also a director of several private companies. Mr. Halpern received a Bachelor of Science degree from Rutgers University and a Master's degree in business administration from Harvard University.

   Charles R. Lax has been one of our Directors since January 1999. He is a general partner of SOFTBANK Capital Partners, a firm he co-founded in July 1999. Mr. Lax is also managing director of Mobius Venture Capital which he co-founded in November 1997. He is also a director of SOFTBANK Investment America Corporation. Mr. Lax founded GrandBanks Capital, a venture capital partnership, sponsored by SOFTBANK and Mobius Venture Capital in January of 2001, and is its managing general partner and its chief investment officer. Prior to joining SOFTBANK, he was a venture partner at VIMAC Partners LLC, a venture capital firm specializing in investments in the information technology and Internet-related industries from June 1993 to July 1996. Mr. Lax also serves on the public boards of 1-800 Flowers.com, Inc. and Webhire, Inc.
(HIRE), a human resources staffing software company. He also serves on the board of a number of privately-held companies, including Clearcross, Inc., Coradiant and Ember Corporation. Mr. Lax is a magna cum laude graduate of Boston University where he earned a Bachelor of Science degree.

   David M. Walke has been an Interliant Director since May 2001. He is the Chief Executive Officer and a director of FIND/SVP, Inc., an international knowledge services company. He was the co-founder and senior managing director of Morgen-Walke Associates, Inc., a leading financial public relations, investor relations and corporate communications firm. Mr. Walke currently serves on the Board of Directors of Vestcom International, Inc., a company offering information distribution and retail marketing services. Beginning with ECOM Consultants, Inc. in 1976, he was associated with the financial public relations division of Ruder & Finn prior to co-founding Morgen-Walke Associates, Inc. in 1982.

                         BOARD COMMITTEES AND MEETINGS

   Meetings of the Board of Directors. During the year ended December 31, 2001, there were six meetings of the Board of Directors. The majority of the directors who served in such capacity during the year ended December 31, 2001 attended all of the meetings of the Board and committees of which they were members during such year.

   Committees of the Board of Directors. The three standing committees of the Board are: Audit, Compensation and Executive. Members of each committee, who are elected by the full Board, are named below.

  Audit Committee

   The Audit Committee consists of Messrs. Lax, Diamond and Walke. Messrs. Diamond and Walke joined our Audit Committee upon their appointment to the Board in May 2001. Messrs. Lax, Diamond and Walke are independent directors under Nasdaq requirements. Among other functions, the Audit Committee makes recommendations to our Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, reviews our financial statements and reviews and evaluates our internal control functions. During the year ended December 31, 2001, the Audit Committee met four times.

  Compensation Committee

   During the year ended December 31, 2001 and through March 19, 2002, the Compensation Committee consisted of Messrs. Dircks and Lax and Patricia A.M. Riley, a former director of the Company. On March 20, 2002, a new Compensation Committee was appointed by the Board consisting of Messrs. Dircks and Gates. The

Compensation Committee determines executive compensation and approves general guidelines for salaries and incentive compensation for our other employees and consultants. The Compensation Committee is also authorized to review, approve and grant options under our Stock Option Plan, in their discretion and upon such terms and conditions which they deem appropriate and which are in accordance with our Stock Option Plan. During the year ended December 31, 2001, the Compensation Committee met 21 times.

  Executive Committee

   From January 1, 2001 through December 10, 2001, the Executive Committee consisted of Messrs. Dircks, B. Feld, and Lax. The Executive Committee was authorized to review and approve prior year operating plans, to hear reports regarding our operations from our executive officers, to review and approve acquisitions and to engage in certain other limited activities. During the year ended December 31, 2001, that Executive Committee met seven times. On December 11, 2001, a new Executive Committee was appointed by the Board consisting of Messrs. Dircks, Fassler, Graham and B. Feld. This newly-appointed Executive Committee, which meets on a weekly basis, is authorized to serve only as an advisory committee to the Board and management of the Company and has no authority to act on behalf of the Board.

   Director Compensation. Directors receive no remuneration for serving on our Board of Directors. All directors are reimbursed for their reasonable expenses in connection with their attendance at Board and committee meetings.

   Director Nomination Rights. SOFTBANK Technology Ventures IV, L.P. and SOFTBANK Technology Advisors, L.P. (the SOFTBANK Purchasers), who are principal stockholders, have the right to nominate one person for election to our Board of Directors and have the Board cause that director to be a member of the Compensation Committee and/or the Audit Committee. Mr. Lax is currently serving as a director. He is also a member of the Audit Committee and was a member of the Compensation Committee until March 19, 2002 pursuant to these rights.

   In addition, for so long as the persons who received shares of Common Stock in the acquisition of assets from Interliant, Inc., a Texas corporation, together with certain of our option holders, own in the aggregate at least 5% of our outstanding Common Stock, they are entitled to nominate one person to our Board of Directors. To date, these rights have not been exercised.

   Compensation Committee Interlocks and Insider Participation. Mr. Dircks, Mr. Lax and Ms. Riley served as members of our Compensation Committee during the year ended December 31, 2001. During 2001, no Compensation Committee member was an officer or employee of ours. In addition, no interlocking relationship exists between our Board of Directors or our Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                              EXECUTIVE OFFICERS

   The following table sets forth certain information with respect to executive officers of Interliant other than Messrs. Graham, Fassler and B. Feld, whose information is provided above as part of Proposal I:


Name                          Age Title
----                          --- -----
Francis J. Alfano............ 40  Chief Financial Officer
Steven R. Munroe............. 41  Chief Operating Officer
Kim Crane.................... 46  Senior Vice President, Marketing
Bruce S. Klein............... 43  Senior Vice President, General Counsel and Secretary
Frank Lincks................. 34  Senior Vice President, Professional Services
David F. Link................ 38  Senior Vice President, National Sales

   Francis J. Alfano is our Chief Financial Officer. He Alfano joined us in 1998 as Senior Vice President, Mergers and Acquisitions. In 2000 Mr. Alfano took on the additional role of Corporate Development until becoming our Chief Financial Officer in May 2001. He was director of taxes and later vice president of business development at GE Capital Information Technology Solutions, Inc. (formerly known as AmeriData Technologies, Inc.) between July 1994 and November 1998. Mr. Alfano was a Senior Manager in Ernst & Young LLP's tax department before moving to AmeriData Technologies, Inc. He is a Certified Public Accountant and holds a Bachelor of Science degree in business administration from the University of Arizona.

   Steven R. Munroe has been our Chief Operating Officer since April 24, 2001. He is responsible for executing our blueprint for a scalable and profitable solution set, aligning product development, delivery and ongoing support under common leadership. Prior to becoming our Chief Operating Officer, Mr. Munroe previously served as Interliant's vice president for product development and as Chief Technology Officer for the ASP solutions group. Mr. Munroe joined Interliant in November 1999 when we acquired Triumph Technologies, Inc., a security integration and consulting firm (which earned a place in the Inc. 500, Inc. Magazine's annual listing of the fastest growing, private companies in America, for four years in a row, beginning in 1994), and Triumph Development, Inc., a Web development firm specializing in Web enabled business solutions. Mr. Munroe was the founder and President of both entities. Prior to founding the Triumph entities in October 1988, he held technical sales and engineering roles in a number of firms, including A.T.&T. Technologies. Mr. Munroe received a Bachelor of Science degree in computer engineering from Boston University in 1982.

   Kim Crane is our Senior Vice President, Marketing. She is and has been responsible for the planning, development, execution and evaluation of all communications programs targeted to customers, prospects and other important external and internal audiences since joining us in March of 2000. Ms. Crane has more than 20 years of high-tech marketing experience, including a position as vice president of global marketing communications with Alcatel (Paris, France) from 1995 to 1999. Prior to Alcatel, she held management positions with International Data Group (IDG) and British Telecom.

   Bruce S. Klein is our Senior Vice President, General Counsel and Secretary. Mr. Klein is responsible for all of our legal affairs, including all operational agreements, mergers and acquisitions, corporate governance and securities matters. He has been with the Company since its inception in 1997, first as outside counsel and then as its in-house general counsel beginning in April 1998. Mr. Klein was of counsel to the Manhattan law firm of Spitzer & Feldman P.C. from December 1995 to April 1998, where he was engaged in general corporate and business law practice. He has over 17 years of experience as a practicing attorney and is admitted to the New York and Massachusetts state bars. Mr. Klein holds a Bachelor of Business Administration degree from Rutgers University and a law degree from Western New England College School of Law.

   Frank Lincks is our Senior Vice President, Professional Services. He directs the activities of Interliant's various professional services and consulting groups nationwide. Prior to his promotion, Mr. Lincks served as our Senior Vice President, Finance and Accounting. Prior to joining us in February 1999, Mr. Lincks was employed by GE Capital Information Technology Solutions, Inc. (formerly known as AmeriData Technologies, Inc.) beginning July 1993, serving as Controller, and then Manager, Business Development Finance. Prior to his tenure at GE, he was employed as a Certified Public Accountant with various public accounting firms. Mr. Lincks holds a Bachelor's degree in business administration from Siena College and is a Certified Public Accountant.

   David F. Link has been our Senior Vice President, National Sales since July 5, 2001. He is responsible for all direct, channel and branded solutions sales. Since joining Interliant in 1998, Mr. Link has served in several positions with the Company, including Director of the Enterprise Solutions Group and, most recently, as Vice President for channel sales. Prior to joining Interliant, Mr. Link was with the IBM Internet Division for two years and with CompuServe in various sales and marketing management positions for ten years. He holds a Bachelor of Science degree from Denison University.

                            EXECUTIVE COMPENSATION

   The following table sets forth the total compensation for the years ended December 31, 1999, 2000 and 2001, respectively, for our Chief Executive Officer and our four most highly compensated officer in 2001:

                          Summary Compensation Table

                                                                              Long-Term
                                                                             Compensation
                                                Annual Compensation             Awards
                                       ------------------------------------- ------------
                                                                              Securities
                                                              Other Annual    Underlying   All Other
Name and Position                      Year  Salary   Bonus  Compensation(1) Options/SARs Compensation
-----------------                      ---- -------- ------- --------------- ------------ ------------
Bruce Graham(2)....................... 2001       --      --       --               --         --
  President, Chief Executive Officer
  and Director

Bruce S. Klein........................ 2001 $228,750 $87,500       --          645,000         --
  Senior Vice President, General       2000  200,000  25,000       --               --         --
  Counsel and Secretary                1999  187,500  25,000       --           25,000         --

Francis J. Alfano..................... 2001  230,000  56,250       --          645,000         --
  Chief Financial Officer              2000  200,000      --       --               --         --
                                       1999  164,853  25,000       --           25,000         --

Kim Crane............................. 2001  210,000  60,000       --          270,000         --
  Senior Vice President, Marketing.... 2000  147,234      --       --           75,000         --

Steven R. Munroe...................... 2001  220,467  31,250       --          650,000         --
  Chief Operating Officer

--------
(1) In accordance with SEC rules, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the executive officer for each fiscal year.
(2) Mr. Graham does not receive compensation directly from the Company, but rather from The Feld Group, Inc. See "Related Party Transactions--Consulting Agreement with The Feld Group".

                       Option Grants in Last Fiscal Year
   The following table sets forth information regarding the option grants made during the year ended December 31, 2001 to each of the executive officers named in the Summary Compensation Table:

                                 OPTION GRANTS

                                                                Individual Grant Values
                              Percent of                           at Assumed Annual
                             Total Options                       Rates of Stock Price
                  Number of   Granted to   Exercise             Appreciation for Option
                  Securities   Employees    or Base                      Term
                  Underlying  in the Year    Price   Expiration -----------------------
Name               Options    Ended 2001   ($/share)    Date        5%          10%
----              ---------- ------------- --------- ----------   -------     -------
Bruce Graham(1)..     N.A.        N.A.        N.A.         N.A.    N.A.        N.A.

Bruce S. Klein...   45,000       0.004       $3.13     1/1/2011  88,438     224,120
                   400,000       0.032       $1.00    4/19/2011 251,558     637,497
                   200,000       0.016       $0.24   10/10/2011  30,187      76,500

Francis J. Alfano   45,000       0.004       $3.13     1/1/2011  88,438     224,120
                   400,000       0.032       $1.00    4/19/2011 251,558     637,497
                   200,000       0.016       $0.24   10/10/2011  30,187      76,500

Kim Crane........   45,000       0.004       $3.13     1/1/2011  88,438     224,120
                   150,000       0.012       $1.00    4/19/2011  94,334     239,061
                    75,000       0.006       $0.24   10/10/2011  11,320      28,687

Steven R. Munroe.   50,000       0.004       $3.13     1/1/2011  88,438     224,120
                   400,000       0.032       $1.00    4/19/2011 251,558     637,497
                   200,000       0.016       $0.24   10/10/2011  30,187      76,500

   The following table sets forth information regarding the exercise of options and the number and value of options held at December 31, 2001 by each of the executive officers listed below:

                            YEAR-END OPTION VALUES

                                                                      Value of Unexercised
                                          Number of Unexercised      In-the-Money Options at
                    Shares             Options at December 31, 2001   December 31, 2001(2)
                  Acquired on  Value   ---------------------------- -------------------------
Name               Exercise   Realized Exercisable    Unexercisable Exercisable Unexercisable
----              ----------- -------- -----------    ------------- ----------- -------------
Bruce Graham(1)..    N.A.       N.A.       N.A.           N.A.         N.A.         N.A.
Bruce S. Klein...    N.A.       N.A.     79,167          590,833       -0-         22,000
Francis J. Alfano    N.A.       N.A.     79,167          590,833       -0-         22,000
Kim Crane........    N.A.       N.A.     43,750          301,250       -0-          8,250
Steven R. Munroe.    N.A.       N.A.     70,417          594,583       -0-         22,000

--------
(1) Mr. Graham does not receive compensation directly from the Company, but rather from The Feld Group, Inc. See "Related Party Transactions--Consulting Agreement with The Feld Group".
(2) Based on the difference between the closing price of our Common Stock on December 31, 2001 of $0.35 as reported by the Nasdaq National Market and the per share option exercise price multiplied by the number of shares of Common Stock underlying the options.

Employment Agreements

   We have entered into employment agreements with certain of our officers. A description of certain terms contained in those agreements is set forth below:

  Term and Compensation.

   In March 2002, the Company entered into agreements with each of Messrs. Alfano, Klein, Lincks, Link and Munroe, and Ms. Crane under which they each received 160,000 shares of our Common Stock in exchange for a reduction in their cash compensation for the balance of the 2002 calendar year.

   In December 2000, Leonard Fassler, our Co-Chairman, renewed his employment agreement with us on a month-to-month basis at an annual compensation rate of $180,000. In May 2001, Mr. Fassler further amended his agreement with us by extending the term to May 31, 2002 and, for the twelve-month period commencing June 1, 2001, he received 180,000 shares of our Common Stock in lieu of any cash compensation to be paid during such term. This agreement was then further amended in March 2002, extending Mr. Fassler's term to May 31, 2003, and for the twelve-month period commencing June 1, 2002, he received 500,000 shares of our Common Stock as compensation to be paid during such period.

  Severance.

   Our agreement with Mr. Fassler provides that, in general, in the event of termination due to death or disability for a specified period of time, Mr. Fassler or the estate of Mr. Fassler, as applicable, shall be entitled to receive a payment based on his salary and we will continue to provide Mr. Fassler, his spouse and minor children, as applicable, with certain medical and other benefits through the end of the term of his agreement.
   We also have an agreement with Mr. Klein under which he is entitled to receive a payment equal to one year's worth of his current annual salary or $180,000, whichever is greater, in the event he is terminated without cause or if he terminates for good reason.

  Employee Covenants.

   Our agreement with Mr. Fassler, and an employment agreement with Mr. Munroe, the term of which expired on November 19, 2001, prohibit each of them during and for periods ranging from twelve to twenty-four months after the end of his employment with the Company or their respective agreement term from:

  .  soliciting any customers which are in any way related to our business;

  .  generally competing with our business; or

  . disclosing or enabling anyone else to use any information he or she obtains during his or her employment with us.

   These agreements also prohibit such employees from:

  . tortiously interfering or attempting to disrupt our business relationship with customers or suppliers; or

  .  soliciting our employees.

   In addition, each of our agreements with these employees, as well as separate agreements with our other executive officers include restrictive covenants for the benefit of the Company relating to nondisclosure by the employee of the Company's confidential business information and our right to inventions and improvements created by the employee.

Consulting Agreements

   See "Related Party Transactions" for descriptions of certain consulting agreements.

                     REPORT OF THE COMPENSATION COMMITTEE

   Compensation of our executives is subject to review and approval by the Compensation Committee (the "Committee") of our Board of Directors. In determining the fiscal year 2001 compensation paid to our executive officers, the Committee employed compensation policies designed to align such compensation with the interests of the Company's stockholders and to relate it to overall corporate performance. These policies are intended to attract and retain executive officers and other key employees whose abilities are critical to our long-term success, to support a performance-oriented environment that rewards achievement of internal corporate goals and to reward executives for the enhancement of stockholder value.

   The components of the compensation of executive officers, excluding the Chief Executive Officer ("CEO"), are base salary, cash bonus awards and stock option grants, as described below. The CEO is compensated by The Feld Group, Inc. See "Related Party Transactions--Consulting Agreement with The Feld Group" for compensation paid by the Company to The Feld Group, Inc.

   Base Salary and Cash Bonus. The base salary and cash bonus components of total compensation are designed to be competitive with similar companies in terms of industry group, technology, complexity and company size. Company size reflects both sales and market capitalization. The Committee, on behalf of the Board, works with management to maintain an executive salary structure based on competitive analyses. Committee discretion is used in determining individual salary amounts for executive officers with no specific formula. Generally, executive officer salaries, including that of the CEO, are reviewed on a regular basis as market conditions require to maintain a competitive compensation structure. The Committee considers both qualitative and quantitative measures in determining total compensation for our officers. The Committee's consideration of such factors is subjective and informal.

   Stock Option Awards. The grant of stock option awards to executive officers creates a direct link between compensation and long-term increases in stockholder values and is intended to be a meaningful component of executive compensation. The Committee believes that stock option grants provide an incentive that focuses the executive officers' attention on managing Interliant from the perspective of an owner with an equity stake in the business. Options are subject to vesting provisions to encourage executive officers to remain employed with us. The size of each option grant is based on the executive officer's responsibilities, relative position with Interliant and the Committee's judgment with respect to the executive's impact on stockholder value. The Committee also takes into account the number of stock options previously granted.

   Impact of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction for compensation over $1,000,000 in a taxable year paid by a publicly-held company to its chief executive officer and its four other most highly compensated executive officers employed by such publicly-held company on the last day of its taxable year, unless such compensation is performance-based. Qualifying "performance-based" compensation is not subject to the deduction limit if specified requirements are met. We intend to qualify, to the maximum extent possible, our executives' compensation for deductibility under applicable tax laws. There can be no assurance, however, that the Internal Revenue Service will grant such treatment to the compensation paid. In approving the amount and form of compensation for our executive officers, the Committee intends to consider all elements of the cost of Interliant of providing such compensation, including the potential impact of
Section 162(m).

                                          MEMBERS OF THE COMPENSATION COMMITTEE:

                                          THOMAS C. DIRCKS
                                          JAY M. GATES

                      COMPARATIVE STOCK PERFORMANCE GRAPH

   The following graph shows the total stockholder return through December 31, 2001 of an investment of $100 in cash on July 8, 1999 for Interliant Common Stock (the day our Common Stock began trading on the NASDAQ National Market) and an investment of $100 in cash on July 8, 1999 for (i) the NASDAQ National Market Index and (ii) the Media General Internet Software and Services Index. The Media General Internet Software and Services Index is an index of 307 stocks representing the Internet industry, including Internet infrastructure companies and other Internet software and services companies. Historic stock performance is not indicative of future stock price performance. All values assume reinvestment of the full amount of all dividends and are calculated as of the last day of each quarter.

                        COMPARE CUMULATIVE TOTAL RETURN
                            AMONG INTERLIANT, INC.,
                    NASDAQ MARKET INDEX AND MG GROUP INDEX
                                    [CHART]

             INTERLIANT, INC.    MG GROUP INDEX      NASDAQ MARKET INDEX
7/8/1999     100.00              100.00              100.00
12/31/1999   154.65              176.03              150.10
12/31/2000    18.96               38.93               94.34
12/31/2001     2.08               26.27              170.78

                    ASSUMES $100 INVESTED ON JULY 08, 1999
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING DEC. 31, 2001

                                             7/08/99 12/31/99 12/31/00 12/31/01
                                             ------- -------- -------- --------
INTERLIANT, INC............................. 100.00   154.65   18.96      2.08
MG GROUP INDEX.............................. 100.00   176.03   38.93     26.27
NASDAQ MARKET INDEX......................... 100.00   150.10   94.34    170.78

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Based solely on our review of the Forms 3, 4 and 5 and written representations from reporting persons of the Company furnished to us during the year ended December 31, 2001, we believe that each of the persons required to file such reports was in compliance with all applicable filing requirements, except that Messrs. Munroe and Link did not file their initial reports on Form 3 within the requisite period of time and, on one occasion, Messrs. Alfano, Klein and Lincks each failed to file a Form 4 on a timely basis with respect to one transaction. The required filings were made promptly after noting the failures to file.

                          RELATED PARTY TRANSACTIONS

2001 Funding

   On August 15, 2001, affiliates of Charterhouse and Mobius Technology Ventures VI, L.P. and its related funds ("Mobius") purchased, in the aggregate, 190 units, each unit consisting of $100,000 principal amount of the 8% Notes and 27,273 warrants for the purchase of shares of our Common Stock for a total sales price of $19.0 million. The 8% Notes were originally convertible at the option of the holder, at any time prior to maturity, into Common Stock at a conversion price of $1.10 per share, subject to adjustment. In connection with the consummation in December 2001 of the transactions contemplated by that certain Recapitalization and Exchange Agreement entered into by the Company and certain holders of our 7% Convertible Subordinated Notes due 2005 (the "Recapitalization Agreement"), the conversion price under the 8% Notes was reduced to $1.00 per share. Interest payments are payable on the last day of each calendar quarter by the issuance of additional 8% Notes. Through December 31, 2001, the Company issued $582,413 aggregate principal amount of additional 8% Notes for the aggregate interest then due on the 8% Notes. The 8% Notes mature on June 30, 2003. The warrants have initially had an exercise price of $1.25 per share and expire five years after issuance. In connection with the consummation in December 2001 of the transactions contemplated by the Recapitalization Agreement, the exercise price was reduced to $0.60 per share. Further, on April 15, 2001, EYT, Inc. ("EYT"), an entity controlled by Charterhouse and Mobius, repurchased from us our investment in EYT for a purchase price of $1.0 million, which approximates our cost of such investment.

2002 Funding

   On March 8, 2002, the Company closed on a funding transaction with Charterhouse and Mobius and its related funds in which they purchased an aggregate of 100 units, with each unit consisting of $100,000 principal amount of the New Notes and 100,000 warrants for the purchase of shares of our Common Stock for a total sales price of $10.0 million. The New Notes are convertible at the option of the holder, at any time prior to maturity on March 8, 2005, into Common Stock at a conversion price of $0.30 per share, subject to adjustment. Interest payments are payable semi-annually on each of August 31st and February 28th during the term, in cash or by the issuance of additional New Notes, at the Company's option. The warrants have an exercise price of $0.30 per share and expire March 8, 2007. See Proposal II--Approval of Issuance of Common Stock.

Distributions by Our Significant Stockholder

   Pursuant to the terms of the Limited Liability Company Agreement of WEB, the WEB Members shall be entitled to receive a distribution of all cash funds or other property of WEB available from any source other than the ordinary operations of its subsidiaries, after payment of all expenses of WEB due at the time of such distribution ("Total Proceeds"). The Total Proceeds shall be distributed to the WEB Members in tranches with priority given to covering members' federal tax liability, followed by return of capital and then as necessary to achieve specified internal rates of return. Thereafter, portions of the Total Proceeds will be distributed to WHO Management.

   Of the management distributions to WHO Management LLC, 70% are retained by WHO Management LLC for distribution to our four co-founders, who include Messrs. Fassler and B. Feld, and 30% are distributed to SMI Fund LLC, a New York limited liability company, for distribution to its members.

   As of December 31, 2001, there were 28 members of SMI, all of whom serve or have served as either Interliant executive officers, senior employees, employees who were hired shortly after our formation or consultants. Of those 28 members, five are members of our present executive management team who collectively own 34.5% of SMI.

   The management distributions to WHO Management LLC increase as the WEB Members realize specified internal rates of return on their investment in WEB. The following diagram depicts the flow of the distribution of Total Proceeds to the WEB Members. No Total Proceeds have been distributed to date.

                                  [FLOW CHART]



Consulting Agreements with Our Co-Founders

   Mr. B. Feld, through Intensity Ventures, Inc., entered into a one year consulting agreement with us effective January 1, 2000 with substantially identical terms to the employment agreements described above under "Executive Compensation", except that Mr. B. Feld is not prohibited from competing with us and is not entitled to participate in our employee health benefit plans. His annual consulting fee of $180,000 has been, through May 31, 2001, paid to Intensity Ventures, Inc. on a gross basis as an independent contractor. This consulting agreement was renewed on a month-to-month basis in December 2000. In May 2001, Intensity Ventures, Inc. further amended its agreement with us by extending the term to May 31, 2002, and for the twelve-month period commencing June 1, 2001, it received 180,000 shares of our Common Stock in lieu of any cash compensation to be paid during such term. For the period commencing June 1, 2002, Mr. B. Feld will continue to provide services to the Company as Co-Chairman, but will not receive further compensation for such services.

Consulting Agreement with The Feld Group

   In August 2000, we entered into an agreement with The Feld Group, Inc. ("The Feld Group"), a Dallas, Texas based technology and management services firm, under which Bruce Graham of The Feld Group rendered services to us as our Chief Operating Officer through April 24, 2001. In May 2001, and again in April 2002, we amended that agreement, under which Mr. Graham has been and continues to render services to us as our Chief Executive Officer and President. Mr. Graham is a member of Feld Partners Management, LLC ("Feld Partners"), the principal shareholder of The Feld Group.

   Pursuant to the May 2001 amended agreement with The Feld Group, we paid them a fee of $100,000 per month from May 2001 through and including December 2001 for their services rendered during that period, plus reimbursed them for their out-of-pocket expenses. Pursuant to the April 2002 amended agreement with The Feld Group, for their services rendered and to be rendered from January 2002 through and including December 2002, in lieu of any cash compensation, we will issue to them 333,333 shares of our Common Stock per month, plus reimburse them for their out-of-pocket expenses. Also pursuant to the April 2002 amended agreement, The Feld Group received warrants to purchase 1,200,000 shares of our Common Stock at a price of $0.30 per share.

   As additional compensation, The Feld Group has been granted an option to purchase 2,000,000 shares of our Common Stock at an exercise price of $1.00 per share. Originally, the option shares were to vest and become exercisable, so long as the consulting agreement with The Feld Group remains in effect, in forty-eight equal monthly installments based on the passage of time, on each monthly anniversary date of the Date of Grant (i.e., May 22, 2001) beginning June 22, 2001 and continuing through and including, May 22, 2005. In March 2002, the vesting schedule of those options was amended to provide that the balance of the 2,000,000 options granted which were not then vested or 1,625,000 option shares, shall become vested and exercisable in ten (10) equal monthly installments based on the passage of time, on the last day of each month commencing March 31, 2002 and continuing through and including December 31, 2002. Upon a change in control of the Company, the option with respect to such number of shares equal to the difference between 1,000,000 minus the then vested portion of the first 1,000,000 of the total option share grant, shall become fully and immediately vested and exercisable. In addition, the balance of the 2,000,000 option shares grant not otherwise vested as provided above, shall become fully and immediately vested and exercisable upon the occurrence of both of the following events: (1) a change in control of the Company, and
(2) after such change of control, The Feld Group's engagement by the Company or the successor entity resulting therefrom, is terminated by the Company or such successor or The Feld Group terminates the engagement due to a significant adverse change in its or Mr. Graham's level of responsibility, compensation or staffing requirements, as directed by the Board of Directors of the Company or such successor, which is not remedied within 30 days of written notice from the The Feld Group to such Board advising them of The Feld Group's intention to terminate the engagement. Under the amended agreement, in May 2001 The Feld Group also received 750,000 shares of our Common Stock as a sign-on bonus.

   In the year ended December 31, 2000, we paid consulting fees of $627,391 to The Feld Group pursuant to this agreement and The Feld Group also received warrants to purchase 180,000 shares of our Common Stock at a price of $13.06 per share. In the year ended December 31, 2001, we paid consulting fees of $1,220,000 to The Feld Group pursuant to this agreement.

   Bradley Feld, Co-chairman and a director of Interliant, is also a director of The Feld Group, Inc. Charlie Feld, a director of Interliant, is the President and Chief Executive Officer and a director of The Feld Group, Inc. In addition, Mobius Technology Ventures VI, L.P., an affiliated fund of Mobius Venture Capital, is an investor in Feld Partners, and two of Mobius Venture Capital's other affiliated funds, SOFTBANK Technology Ventures IV L.P. and SOFTBANK Technology Advisors Fund, L.P. are holders of Interliant Common Stock. Charles R. Lax, also a director of Interliant, is a managing director of SOFTBANK Technology Ventures IV, L.P., and Bradley Feld is a managing director of SOFTBANK Technology Ventures IV L.P. and Mobius Venture Capital.

   Contrado, Inc. ("Contrado") and Interliant entered into a Professional Services Agreement as of March 12, 2001 which terminated on December 31, 2001, under which Contrado provided Interliant with consulting support to the automation of the Interliant Provisioning Process project. Contrado and Interliant further entered into a Master Software License Agreement on March 12, 2001 to continue until terminated by Interliant upon 30 days' notice whereby Contrado provides Interliant with a license to use certain Contrado Software. Contrado also provides maintenance and support for such licenses. The total amount of fees paid to Contrado in 2001 under

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these agreements was $282,000. The Feld Group, Inc. and Mobius Venture Capital
are shareholders of Contrado, collectively controlling a majority of all shares outstanding. At the time of the engagement, Bruce Graham was a director of Contrado, but has since resigned from that board. Bradley Feld is a director of Contrado and Charlie Feld is a director and Chairman of Contrado. Charlie Feld's son, Kenny Feld, is the Chief Executive Officer of Contrado. Bruce Graham, the President, Chief Executive Officer and a director of Interliant is a member of The Feld Group, Inc. Bradley Feld, Co-Chairman and a director of Interliant, is a director of The Feld Group, Inc. and Charlie Feld, a director of Interliant, is the President, Chief Executive Officer and a director of The Feld Group, Inc.

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                                  PROPOSAL II

                     APPROVAL OF ISSUANCE OF COMMON STOCK

   In March 2002, Interliant's Board approved raising capital through the sale of up to an aggregate of 200 units ("Units"), each Unit consisting of (i) $100,000 principal amount of 10% Convertible Subordinated Notes issued by the Company having a conversion price of $0.30 (the "New Notes"), and (ii) 100,000 warrants for the purchase of shares of the Company's Common Stock with an exercise price of $0.30 per share ("Warrants") for an aggregate sales price of up to $20 million ("Additional Funding"). The Additional Funding is to take place in rounds, with the first round, consisting of an aggregate purchase of 10 million Units for a total sales price of $10 million, having been consummated on March 8, 2002 with Charterhouse Equity Partners III L.P. and Mobius Technology Ventures VI L.P. and its related funds. The New Notes will be senior in payment to all indebtedness of the Company (including both the 7% Convertible Subordinated Notes due February 2005 and the 8% Convertible Subordinated Notes due June 2003) other than (i) Senior Indebtedness (as defined in the Notes) and (ii) 10% Senior Notes due December 2006.

   Set forth below is a description of the New Notes and the Warrants.

                                   NEW NOTES

Amount of Financing and Debt
  Securities Offered........     Up to $20 million aggregate principal amount
                                 of 10% Convertible Subordinated Notes due
                                 March 8, 2005 ("New Notes"), of which the first round will consist of $10 million principal amount of New Notes.

Maturity Date...............     March 8, 2005.

Redemption..................     Redeemable by the Company for cash, at a
                                 redemption price equal to 105% of the
                                 principal amount thereof, commencing one year after the date of issue. The Company must redeem the New Notes at a redemption price equal to 105% of the principal amount thereof upon change of control. The Investors will have a right to convert if the Company calls for the redemption of the New Notes.

Interest Rate...............     Interest on the New Notes will accrue at the
                                 rate of 10% per annum and will be payable semiannually on August 31 and February 28 of each year, commencing on August 31, 2002. We may, at our option and in our sole discretion, pay any or all of the interest payable in respect of the New Notes on any interest payment date (other than the interest payment date occurring upon maturity of the New Notes) by means of the issuance of additional New
                                 Notes dated the date of such interest payment date, each in an aggregate principal amount equal to the amount of such interest. If all of the New Notes were issued and held to maturity, and if the Company issued the additional New Notes ("PIK Notes") in lieu of paying cash interest, then such PIK Notes would convert into 6,801,913 shares of Common
                                 Stock.

Conversion Price............     A holder of a New Note is entitled to convert
                                 it into shares of Common Stock at any time on or prior to maturity. The initial conversion price for the New Notes is $0.30 per share of Common Stock. The conversion price is subject to "full ratchet" anti-dilution protection through December 31, 2002 and adjustment upon the occurrence of certain events. If all of the New Notes were to be issued and converted, the total number of shares of Common Stock issuable upon conversion would be 66,666,667.

Ranking; Seniority............   The New Notes will be senior in payment to all
                                 indebtedness of Interliant (including both the 7% Convertible Subordinated Notes due February
                                 2005 and the 8% Convertible Subordinated Notes due June 2003) other than Senior Indebtedness, as defined in the New Notes.

Registration Rights...........   Holders of the New Notes will be granted
                                 standard registration rights for the New Notes and the shares of Common Stock issuable upon conversion of the New Notes similar to registration rights granted by the Company to holders of its 8% Convertible Subordinated
                                 Notes due 2003. The New Notes are not listed for trading on any national securities exchange or authorized to be quoted in any inter-dealer quotation system of any national securities association and we do not intend to apply for either listing or quotation.

WARRANTS......................   Each $100,000 principal amount of New Notes
                                 issued will have 100,000 Warrants attached with an exercise price of $0.30. The Warrants will be exercisable for a period of five years and include other customary provisions including a cashless exercise provision. The
                                 Warrants will be subject to "full ratchet" anti-dilution protection through December 31,
                                 2002. If all of the 200 Units are sold, then
                                 Warrants with respect to 20,000,000 shares of Common Stock will be issued.

   The affirmative vote of holders of a majority of shares represented at the Annual Meeting is required for the approval of the issuance of Common Stock upon conversion of the New Notes, and the PIK Notes, and exercise of the Warrants. The Board of Directors of Interliant deems the approval of the issuance to be in the best interest of Interliant and its Stockholders and recommends that holders of Common Stock vote FOR Proposal II.

   WEB Hosting Organization LLC and Mobius Technology Ventures, which collectively own a majority of our outstanding shares of Common Stock have agreed to vote in favor of this proposal at the Annual Meeting and, accordingly, the approval of this proposal is assured.

                                 PROPOSAL III

    APPROVAL OF AN AMENDMENT TO THE AMENDED CERTIFICATE OF INCORPORATION TO
           INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

   The Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 250,000,000 to 500,000,000 shares. The increase in the number of shares is necessary to enable Interliant to have sufficient shares of Common Stock available for issuance upon the conversion of the New Notes and the PIK Notes, and the exercise of the Warrants. Accordingly, the Board of Directors has approved the proposed amendment to the Certificate of Incorporation, in substantially the form attached hereto as Exhibit A (the "Amendment"), and hereby solicits the approval of the Company's stockholders of the Amendment.

   If the stockholders approve the Amendment, the Board of Directors currently intends to file the Amendment with the Secretary of State of the State of Delaware as soon as practicable following such stockholder approval.

Purpose of the Proposed Amendment and Restatement

   The primary purpose of the share increase to 500,000,000 in the number of authorized shares of Common Stock is to enable Interliant to have sufficient shares of Common Stock available for issuance upon the conversion of the New Notes, and the PIK Notes, and the exercise of the Warrants.

   The Board of Directors also believes that it is prudent to increase the authorized number of shares of Common Stock to the proposed level in order to provide a reserve of shares available for issuance to meet business needs as they arise. Such future activities may include, without limitation, financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting stock splits or dividends. The additional shares of Common Stock authorized may also be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary products. The Board of Directors has no present plans for any such additional issuances of shares of Common Stock.

Possible Effects of the Proposed Amendment

   If the stockholders approve the proposed Amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any securities exchange on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of the Company's current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the Company's current stockholders.

Required Vote

   The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will be required to approve the Amendment. The Board of Directors of Interliant deems the approval of the proposed Amendment to be in the best interest of Interliant and its Stockholders and recommends that holders of Common Stock vote FOR Proposal III.

   WEB Hosting Organization LLC and Mobius Technology Ventures, which collectively own a majority of our outstanding shares of Common Stock, have indicated their intent to vote in favor of this proposal at the Annual Meeting and, accordingly, the approval of this Proposal is assured.

                                  PROPOSAL IV

  AMENDMENTS TO THE AMENDED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE
                   STOCK SPLIT OF THE COMPANY'S COMMON STOCK

Background

   The Company has received notice from Nasdaq relating to the potential delisting of the Company's Common Stock from the Nasdaq National Market, as further discussed below under "Reasons for the Effective Reverse Stock Split." Partially as a result of this notice, the Board of Directors has determined that a reverse stock split may be in the best interests of the Company and its stockholders. As a result, on March 20, 2002, the Board of Directors considered and unanimously adopted resolutions authorizing a series of proposed amendments to the Company's Amended Certificate of Incorporation (the "Amended Certificate of Incorporation"), to effect, at any time prior to the Company's 2003 Annual Meeting of Stockholders in the discretion of the Board of Directors (which may choose to abandon such amendments pursuant to Section 242(c) of the Delaware General Corporation Law), one of a series of reverse stock splits of the Company's Common Stock. Under these amendments, each outstanding 5, 7, 10, 12, 15, 18 or 20 shares would be combined, converted and changed into one share of Common Stock (the "Reverse Stock Splits"), with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all such amendments, to be determined by the Board of Directors.

   If the Board of Directors determines to effect one of the Reverse Stock Splits (the "Effective Reverse Stock Split") by filing the applicable amendment with the Secretary of State of the State of Delaware, all other amendments shall be abandoned. Approval of the Reverse Stock Splits will authorize the Board of Directors in its discretion to effectuate the Effective Reverse Stock Split in any of the following ratios: 1:5, 1:7, 1:10, 1:12, 1:15. 1:18 or 1:20, or not to effect any of the Reverse Stock Splits. The Board of Directors believes that stockholder approval of selected exchange ratios within an exchange ratio range (as opposed to approval of a specified exchange ratio) will provide the Board of Directors with maximum flexibility to achieve the purposes of the Effective Reverse Stock Split and, therefore, is in the best interests of the Company and its stockholders.

   If the Reverse Stock Splits are approved by the stockholders and, following such approval, the Board of Directors determines in its discretion that an Effective Reverse Stock Split is in the best interests of the Company and its stockholders, the Amended Certificate of Incorporation would be amended accordingly. The text of the forms of amendments to the Amended Certificate of Incorporation, one of which would be filed with the Secretary of State of the State of Delaware to effect the Effective Reverse Stock Split, are set forth in Appendices A-1 through A-7 to this Proxy Statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the Effective Reverse Stock Split.

Reasons for the Effective Stock Split

   The Board of Directors believes that the Effective Reverse Stock Split may be desirable for a number of reasons. First, the Board of Directors believes that the Effective Reverse Stock Split may allow the Company to avoid having its Common Stock delisted from the Nasdaq National Market. Second, the Board of Directors believes that the Effective Reverse Stock Split could improve the Company's ability to raise new capital. Third, the Board of Directors believes that the Effective Reverse Stock Split could improve the marketability and liquidity of the Company's Common Stock.

   The Company's Common Stock currently is quoted on The Nasdaq National Market under the symbol "INIT." During the period from July 8, 1999 to March 29, 2002, the closing sales price per share of the Company's Common Stock ranged from a high of $54.9375 to a low of $0.09. The closing sales price on December 31, 2001 was $0.35. On February 14, 2002, the Company received a notice from Nasdaq indicating that the Company's Common Stock had failed to maintain a minimum bid price of $1.00 over the last 30 consecutive trading days. Under the rules of the National Association of Securities Dealers, Inc., the Company has 90 calendar days to comply with the continued listing requirements. The rules further state that compliance can be achieved by maintaining the bid price of the Company's Common Stock of at least $1.00 for a minimum of 10 consecutive trading days.

   There are several requirements that the Company must meet in order to maintain its listing on The Nasdaq National Market, only one of which is that the Company's Common Stock have a minimum bid price of $1.00. The Board of Directors believes that the Effective Reverse Stock Split, when implemented within the proposed range of exchange ratios, will result in the market price of the Company's Common Stock rising to the level necessary to satisfy the $1.00 minimum bid price continued listing requirement. It is possible, however, that even if the Company implements the Effective Reverse Stock Split, it may not be able to prevent Nasdaq from delisting its Common Stock from The Nasdaq National Market.

   The reduction in the number of outstanding shares of Common Stock caused by the Effective Reverse Stock Split is anticipated initially to increase proportionally the per share market price of the Common Stock. Because some investors may view the Effective Reverse Stock Split negatively in that it reduces the number of shares available in the public market, however, there is no assurance that the market price of the Common Stock would reflect proportionately the Effective Reverse Stock Split, or that the price, if it does rise proportionally, would be sustained in the future.

   The Company may require additional sources of capital to fund continuing operations. The Board of Directors believes that an increase in per share value of the Common Stock, that the Company expects as a consequence of the Effective Reverse Stock Split, may enhance the attractiveness of the Common Stock for certain segments of the investing public and broaden the investor pool from which the Company might be able to obtain additional financing. For example, because of the trading volatility often associated with low-priced stocks, as a matter of policy many institutional investors are prohibited from purchasing such stocks. For the same reason, brokers often discourage their customers from purchasing such stocks.

   The Board of Directors also believes that the increased market price of the Common Stock expected as a result of the Effective Reverse Stock Split would improve the marketability and liquidity of the Common Stock and would encourage interest and trading in the Common Stock. As previously noted, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. It should be noted, however, that the Effective Reverse Stock Split will decrease the total number of shares outstanding, which may impact the Company's liquidity. Additionally, if the Effective Reverse Stock Split is implemented, holders of fewer than 100 shares of Common Stock after the Effective Reverse Stock Split is effected may be charged brokerage fees that are proportionately higher than holders of more than 100 shares of Common Stock. The Board of Directors is hopeful that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Board of Directors' Discretion to Implement Effective Reverse Stock Split

   If the Reverse Stock Splits are approved by the stockholders of the Company at the Annual Meeting, the Effective Reverse Stock Split will be effected, if at all, only upon a determination by the Board of Directors that one of the Reverse Stock Splits is in the best interests of the Company and its stockholders. If the Board of Directors makes such determination, it would select an exchange ratio that it believes will result in the market price of the Company's Common Stock rising to the level necessary to satisfy the $1.00 minimum bid price continued listing requirement. Additionally, in determining whether to effect a reverse stock split and the appropriate exchange ratio, the Board of Directors will consider the existing and expected marketability and liquidity of the Common Stock and prevailing market conditions. Notwithstanding approval of the Reverse Stock Splits by the stockholders, the Board of Directors may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect any of the Reverse Stock Splits prior to the 2003 Annual Meeting of Stockholders, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board of Directors fails to implement any of the Reverse Stock Splits prior to the 2003 Annual Meeting of Stockholders, stockholder approval again would be required prior to implementing any reverse stock split.

Effects of the Effective Reverse Stock Split on Registration and Voting Rights

   The Common Stock currently is registered under Section 12(g) of the Exchange Act and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Effective Reverse Stock Split would not affect the registration of the Common Stock under the Exchange Act. After the Effective Reverse Stock Split, the Common Stock would continue to be reported on The Nasdaq National Market under the symbol "INIT".

   Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Effective Reverse Stock Split, other than as a result of the payment of cash in lieu of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the effective time of the Effective Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of Common Stock after the Effective Reverse Stock Split. The Effective Reverse Stock Split would not affect the rights of stockholders or any stockholder's proportionate equity interest in the Company, subject to the treatment of fractional shares. The number of stockholders of record would not be affected by the Effective Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Effective Reverse Stock Split.

Effect of the Effective Reverse Stock Split on the Authorized but Unissued Shares of Common Stock

   The number of authorized but unissued shares of Common Stock effectively will be increased significantly by the Effective Reverse Stock Split. For example, based on the 53,512,036 shares of Common Stock outstanding on March 31, 2002 and the 500,000,000 shares of Common Stock that will be authorized under the Amended Certificate of Incorporation, a one-for-five reverse stock split would have the effect of increasing the number of authorized but unissued shares of Common Stock from 446,487,964 to 489,297,593. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock would increase significantly the ability of the Board of Directors to issue such authorized and unissued shares without further stockholder action. This may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid.

Effect of the Effective Reverse Stock Split on Stock Options, Warrants, Old Notes and Par Value

   The Effective Reverse Stock Split would reduce the number of shares of Common Stock available for issuance under the Company's 1998 Stock Option Plan, in proportion to the exchange ratio of the Effective Reverse Stock Split. The number of shares of Common Stock currently authorized for issuance under the 1998 Stock Option Plan is 17,600,000, prior to giving effect to the Effective Reverse Stock Split. The par value of the Company's Common Stock would remain at $0.01 per share following the effective time of the Effective Reverse Stock Split, while the number of shares of Common Stock issued and outstanding would be reduced.

   The Company also has outstanding certain stock options and warrants to purchase shares of Common Stock. Under the terms of the outstanding stock options and warrants, the Effective Reverse Stock Split will effect a reduction in the number of shares of Common Stock issuable upon exercise of such stock options and warrants in proportion to the exchange ratio of the Effective Reverse Stock Split and will effect a proportionate increase in the exercise price of such outstanding stock options and warrants. In connection with the Effective Reverse Stock Split, the number of shares of Common Stock issuable upon exercise of outstanding stock options and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

   Certain notes issued by the Company are currently, or may become, convertible into shares of Common Stock. The Effective Reverse Stock Split will effect a proportionate increase in the conversion price of such notes.

Effective Date

   The Effective Reverse Stock Split would become effective as of 5:00 p.m. Eastern time on the date of filing (the "Effective Date") of a Certificate of Amendment to the Amended Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below withrespect to fractional shares, on the Effective Date shares of Common Stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of Common Stock in accordance with the Effective Reverse Stock Split ratio determined by the Board of Directors within the limits set forth in this Proposal.

Payment for Fractional Shares

   No fractional shares of Common Stock would be issued as a result of the Effective Reverse Stock Split. In lieu of any such fractional share interest, each holder of Common Stock who, as a result of the Effective Reverse Stock Split, would otherwise receive a fractional share of Common Stock will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sales price of the Common Stock on the Effective Date as reported on The Nasdaq National Market by (ii) the number of shares of Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest. Such amount would be issued to such holder in the form of a check in accordance with the exchange procedures outlined under "Exchange of Stock Certificates" below.

Exchange of Stock Certificates

   Shortly after the Effective Date, each holder of an outstanding certificate theretofore representing shares of Common Stock will receive from Mellon Investor Services LLC, as the Company's exchange agent (the "Exchange Agent") for the Effective Reverse Stock Split, instructions for the surrender of such certificate to the Exchange Agent. Such instructions will include a form of Transmittal Letter to be completed and returned to the Exchange Agent. As soon as practicable after the surrender to the Exchange Agent of any certificate which prior to the Effective Reverse Stock Split represented shares of Common Stock, together with a duly executed Transmittal Letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of Common Stock into which the shares of Common Stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share interest. Each certificate representing shares of Common Stock issued in connection with the Effective Reverse Stock Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of Common Stock. Until surrendered as contemplated herein, each certificate which immediately prior to the Effective Reverse Stock Split represented any shares of Common Stock shall be deemed at and after the Effective Reverse Stock Split to represent the number of full shares of Common Stock contemplated by the preceding sentence.

   No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate which prior to approval of the Effective Reverse Stock Split represented any shares of Common Stock, except that if any certificates of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay to the Company any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable,
(ii) such transfer shall comply with all applicable federal and state securities laws, and (iii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

No Appraisal Rights

   Under Delaware law, stockholders of the Company would not be entitled to appraisal rights with respect to the Effective Reverse Stock Split.

Material Federal U.S. Income Tax Consequences of the Effective Reverse Stock
Split

   A summary of the material U.S. federal income tax consequences of the proposed Effective Reverse Stock Split on the Company and to individual stockholders is set forth below. The following discussion is based upon present provisions of the Code, existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences described in this summary. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Effective Reverse Stock Split.

In addition, the Company has not and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed Effective Reverse Stock Split. Moreover, certain holders may be subject to different tax treatment due to their particular circumstances. ACCORDINGLY, STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE PROPOSED EFFECTIVE REVERSE STOCK SPLIT ON THEM UNDER APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS.

   It is intended that the Effective Reverse Stock Split would constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended. Assuming that the Effective Reverse Stock Split qualifies as a reorganization, the following federal income tax consequences should result:

      1. Stockholders will generally not recognize any gain or loss as a result of the Effective Reverse Stock Split except to the extent a stockholder receives cash instead of a fractional share. To the extent a stockholder receives cash instead of a fractional share, for tax purposes the stockholder will be deemed to have sold the fractional share to the Company. Although it is impossible to predict with certainty the tax consequences to any individual stockholder, in all probability, such stockholder will recognize a gain or loss as a result of the repurchase of a fractional share equal to the difference between (i) the stockholder's proportionate adjusted basis in such fractional share, and (ii) the cash amount received for such fractional share. Any gain will be treated as short-term capital gain taxable at a maximum federal income tax rate of 39.6% if the stockholder has held his shares for one year or less prior to the Effective Date, or long-term capital gain taxable at a maximum federal income tax rate of 20% if the stockholder has held his shares for more than one year prior to the Effective Date.

      2. The aggregate tax basis of the shares of Common Stock received by the stockholder in the Effective Reverse Stock Split would equal the aggregate tax basis of the shares of Common Stock held by the stockholder immediately prior to the Effective Date of the Effective Reverse Stock Split reduced by any basis allocated to a fractional share for which the stockholder receives cash. The stockholder will be able to "tack" the holding period of the Common Stock prior to the Effective Reverse Stock Split to the holding period of the Common Stock received by the stockholder as a result of the Effective Reverse Stock Split, provided that the shares of Common Stock were capital assets in the hands of the stockholder.

      3. The Company will not recognize gain or loss as a result of the Effective Reverse Stock Split.

Required Vote

   Stockholders are requested in this Proposal IV to vote in favor of the Reverse Stock Splits and the amendment to the Amended Certificate of Incorporation to effect the Effective Reverse Stock Split, subject to the abandonment of all amendments as permitted under Section 242(c) of the Delaware General Corporations Law, to be determined by the Board of Directors.

   The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock will be required to approve the Reverse Stock Splits and the amendment to the Amended Certificate of Incorporation to effect the Effective Reverse Stock Split. Abstentions will be counted toward the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but not counted for any purpose in determining whether this matter has been approved. The Board of Directors recommends a FOR the proposal.

   WEB Hosting Organization LLC and Mobius Technology Ventures, which collectively own a majority of our outstanding shares of Common Stock, have indicated their intent to vote in favor of this proposal and, accordingly, the approval of this proposal is assured.

                                  PROPOSAL V



               RATIFICATION OF ISSUANCE OF SECURITIES TO CERTAIN


                    OFFICERS, DIRECTORS AND RELATED PARTIES



   In March 2002, the Company entered into agreements with each of Messrs. Alfano, Klein, Lincks, Link and Munroe, and Ms. Crane, all executive officers of the Company, under which they each received 160,000 shares of our Common Stock in exchange for a reduction in their cash compensation for the balance of the 2002 calendar year.



   Also in March 2002, the Company further amended its Employment Agreement with Leonard Fassler, our Co-Chairman, by extending the term thereof through May 31, 2003, and for the twelve-month period commencing June 1, 2002, Mr. Fassler received 500,000 shares of our Common Stock as compensation to be paid during such period. In May 2001, pursuant to a prior amendment to Mr. Fassler's Employment Agreement, the Company issued 180,000 shares of Common Stock in lieu of any cash compensation for his period of employment from May 2001 to May 2002.



   In April 2002, the Company amended its engagement agreement with The Feld Group, Inc. under which Bruce Graham has been, and continues to, render services to us as our Chief Executive Officer and President. Under this amendment, for their services rendered and to be rendered from January 2002 through and including December 2002, in lieu of any cash compensation we will issue to The Feld Group, or its nominee, 333,333 shares of our Common Stock per month. Also pursuant to the April 2002 amended agreement, a nominee of The Feld Group received warrants to purchase 1,200,000 shares of our Common Stock at a price of $0.30 per share. In May 2001, pursuant to a prior amendment to the engagement agreement with The Feld Group, the Company issued to them 750,000 shares of our Common Stock and also granted them an option to purchase 2,000,000 shares of our Common Stock at an exercise price of $1.00 as part of The Feld Group's compensation thereunder.



   In May 2001, pursuant to the amended consulting agreement with Intensity Ventures, Inc. under which Bradley Feld has been, and continues to, render services to us as our Co-Chairman, the Company issued 180,000 shares of our Common Stock to Intensity Ventures, Inc. in lieu of any cash compensation to be paid to them during the period from May 2001 to May 2002.



   The Compensation Committee of the Board of Directors determined that the agreements to issue the Company's securities as described above were inducements essential to the continued employment of each of such officers and directors. The Board, through the Compensation Committee, has previously approved these issuances and through authorized officers of the Company, has entered into the agreements described above. The Board of Directors now seeks the ratification of the issuance of the shares of Common Stock and warrants described in this Proposal V.



   Stockholders are requested in this Proposal V to vote in favor of ratifying the issuance of an aggregate of 6,570,000 shares of Common Stock, the grant of a warrant to purchase 1,200,000 shares of our Common Stock at a price of $0.30 per share, and the grant of an option to purchase 2,000,000 shares of our Common Stock at a price of $1.00, all as more fully described above.



   The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock will be required to approve the issuance or grant of these securities. The Board of Directors recommends that the holders of Common Stock vote FOR Proposal V.



   WEB Hosting Organization LLC and Mobius Technology Ventures, which collectively own a majority of our outstanding shares of Common Stock, have indicated their intent to vote in favor of this proposal and, accordingly, the approval of this proposal is assured.

                                  PROPOSAL VI


         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   The independent public accounting firm for Interliant for the fiscal year ended December 31, 2001 was Ernst & Young LLP ("E&Y"). The Board, upon the recommendation of the Audit Committee, has appointed this firm, subject to ratification by the stockholders, to audit the financial statements of the Company for the fiscal year ending December 31, 2002. The Audit Committee, in arriving at its recommendation to the Board, reviewed the performance of E&Y in prior years, as well as the firm's reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed its satisfaction with E&Y in these respects.

   E&Y has audited Interliant's financial statements annually since 1997. Representatives of E&Y will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions.


   The Board of Directors of Interliant deems the ratification of the selection of E&Y as independent accountants of the Company to be in the best interest of the Company and its stockholders and recommends that holders of the Common Stock vote FOR Proposal VI.

                         REPORT OF THE AUDIT COMMITTEE

   In accordance with a written charter adopted by the Company's Board of Directors, the Audit Committee of the Company's Board of Directors (the "Committee") assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting processes, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

   In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended.

   In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in written disclosures required by the Independence Standard Board Standard No. 1 (Independence Discussions with Audit Committees) and also considered whether the provision of the non-audit related services included below is compatible with maintaining their independence.

   The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's accounting principles.

   The aggregate fees billed by our auditors (Ernst & Young LLP) for the year ended December 31, 2001 are as follows:

Audit Fees................................................................ $354,000
All Other Fees
   Audit-Related..........................................................  240,354(1)
   Other..................................................................   20,173(2)
                                                                           --------
       Total All Other Fees...............................................  260,527
                                                                           --------
Total Fees................................................................ $614,527
                                                                           ========

--------
(1) Consists of fees billed in connection with assistance with due diligence in potential acquisitions and assistance with restructuring and impairment issues.
(2) Consists of fees related to tax compliance and planning.

   In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, the audited financial statements of Interliant Inc. for accounting purposes, for the three years ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for the period ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee has also recommended to the Board of Directors, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company's independent auditors for 2002, and the Board concurred in its recommendation.

                                          MEMBERS OF THE AUDIT COMMITTEE:

                                          CHARLES R. LAX
                                          HOWARD S. DIAMOND
                                          DAVID M. WALKE

                          DEADLINES FOR SUBMISSION OF
          PROXY PROPOSALS, NOMINATION OR DIRECTORS AND OTHER BUSINESS
   Proxy Statement Proposals. Stockholder proposals intended to be included in the Proxy Statement and form of proxy for the Annual Meeting of Stockholders to be held in 2003, in addition to meeting certain eligibility requirements established by the Securities and Exchange Commission, must be in writing and received by the Secretary at the Company's principal executive offices on or prior to December 20, 2002. Alternate notice deadlines apply if the date of the annual meeting differs by more than 30 days from the date of the previous year's annual meeting.

                                          By Order of the Board of Directors

                                          /S/  BRUCE S. KLEIN
                                         --------------------------------------
                                                Bruce S. Klein, Secretary

Purchase, New York
April 29, 2002

                                   EXHIBIT A

                      PROPOSED AMENDMENT TO THE COMPANY'S
                     AMENDED CERTIFICATE OF INCORPORATION

   The first paragraph of Article Fourth of the Certificate of Incorporation is amended as follows to increase the number of shares from the presently authorized 250,000,000 shares of common stock, par value $.01 per share, to 500,000,000 shares of common stock, par value $.01 per share. The 100,000,000 shares of preferred stock, par value $.01 per share, shall remain unchanged.

   "Fourth:   The authorized capital stock of the Corporation shall consist of
   (i) 500,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and (ii) 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock")."

                                 APPENDIX A-1

                      PROPOSED AMENDMENT TO THE COMPANY'S
                     AMENDED CERTIFICATE OF INCORPORATION

   Interliant, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST: The name of the Corporation is Interliant, Inc.

      SECOND: The date on which the Corporation's Amended and Restated Certificate of Incorporation, as thereafter amended (collectively, the "Certificate of Incorporation"), was filed with the Delaware Secretary of State is May 24, 1999. The date of the filing of the original Certificate of Incorporation of this Corporation with the Delaware Secretary of State is December 8, 1997.

      THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, subject to its authority to abandon such resolutions as permitted under Section 242(c) of the Delaware General Corporation Law, adopted resolutions to amend paragraph A of Article Fourth of the Certificate of Incorporation of the Corporation to insert a new Section to read in its entirety as follows:

          "Section 4. Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each five (5) shares of the Corporation's Common Stock, par value $.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.01 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder's fractional share based upon the closing sales price of the Corporation's Common Stock as reported on The Nasdaq National Market as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware."

      FOURTH: This Certificate of Amendment of the Certificate of Incorporation was submitted to the stockholders of the Corporation and, subject to the authority of the Board of Directors to abandon the filing of this Certificate of Amendment as permitted under Section 242(c) of the Delaware General Corporation Law, was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of the Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

   IN WITNESS WHEREOF, Interliant, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer as of
          , 200 .

                                          INTERLIANT, INC.

                                          --------------------------------------
                                                      Bruce Graham
                                          President and Chief Executive Officer

                                 APPENDIX A-2

                      PROPOSED AMENDMENT TO THE COMPANY'S
                     AMENDED CERTIFICATE OF INCORPORATION

   Interliant, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST: The name of the Corporation is Interliant, Inc.

      SECOND: The date on which the Corporation's Amended and Restated Certificate of Incorporation, as thereafter amended (collectively, the "Certificate of Incorporation"), was filed with the Delaware Secretary of State is May 24, 1999. The date of the filing of the original Certificate of Incorporation of this Corporation with the Delaware Secretary of State is December 8, 1997.

      THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, subject to its authority to abandon such resolutions as permitted under Section 242(c) of the Delaware General Corporation Law, adopted resolutions to amend paragraph A of Article Fourth of the Certificate of Incorporation of the Corporation to insert a new Section to read in its entirety as follows:

          "Section 4. Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each seven
       (7) shares of the Corporation's Common Stock, par value $.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.01 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder's fractional share based upon the closing sales price of the Corporation's Common Stock as reported on The Nasdaq National Market as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware."

      FOURTH: This Certificate of Amendment of the Certificate of Incorporation was submitted to the stockholders of the Corporation and, subject to the authority of the Board of Directors to abandon the filing of this Certificate of Amendment as permitted under Section 242(c) of the Delaware General Corporation Law, was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of the Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

   IN WITNESS WHEREOF, Interliant, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer as of
          , 200 .

                                          INTERLIANT, INC.

                                          --------------------------------------
                                                      Bruce Graham
                                          President and Chief Executive Officer

                                 APPENDIX A-3

                      PROPOSED AMENDMENT TO THE COMPANY'S
                     AMENDED CERTIFICATE OF INCORPORATION

   Interliant, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST: The name of the Corporation is Interliant, Inc.

      SECOND: The date on which the Corporation's Amended and Restated Certificate of Incorporation, as thereafter amended (collectively, the "Certificate of Incorporation"), was filed with the Delaware Secretary of State is May 24, 1999. The date of the filing of the original Certificate of Incorporation of this Corporation with the Delaware Secretary of State is December 8, 1997.

      THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, subject to its authority to abandon such resolutions as permitted under Section 242(c) of the Delaware General Corporation Law, adopted resolutions to amend paragraph A of Article Fourth of the Certificate of Incorporation of the Corporation to insert a new Section to read in its entirety as follows:

          "Section 4. Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each ten
       (10) shares of the Corporation's Common Stock, par value $.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.01 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder's fractional share based upon the closing sales price of the Corporation's Common Stock as reported on The Nasdaq National Market as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware."

      FOURTH: This Certificate of Amendment of the Certificate of Incorporation was submitted to the stockholders of the Corporation and, subject to the authority of the Board of Directors to abandon the filing of this Certificate of Amendment as permitted under Section 242(c) of the Delaware General Corporation Law, was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of the Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

   IN WITNESS WHEREOF, Interliant, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer as of
          , 200 .

                                          INTERLIANT, INC.

                                          --------------------------------------
                                                      Bruce Graham
                                          President and Chief Executive Officer

                                 APPENDIX A-4

                      PROPOSED AMENDMENT TO THE COMPANY'S
                     AMENDED CERTIFICATE OF INCORPORATION

   Interliant, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST: The name of the Corporation is Interliant, Inc.

      SECOND: The date on which the Corporation's Amended and Restated Certificate of Incorporation, as thereafter amended (collectively, the "Certificate of Incorporation"), was filed with the Delaware Secretary of State is May 24, 1999. The date of the filing of the original Certificate of Incorporation of this Corporation with the Delaware Secretary of State is December 8, 1997.

      THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, subject to its authority to abandon such resolutions as permitted under Section 242(c) of the Delaware General Corporation Law, adopted resolutions to amend paragraph A of Article Fourth of the Certificate of Incorporation of the Corporation to insert a new Section to read in its entirety as follows:

          "Section 4. Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each twelve
       (12) shares of the Corporation's Common Stock, par value $.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.01 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder's fractional share based upon the closing sales price of the Corporation's Common Stock as reported on The Nasdaq National Market as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware."

      FOURTH: This Certificate of Amendment of the Certificate of Incorporation was submitted to the stockholders of the Corporation and, subject to the authority of the Board of Directors to abandon the filing of this Certificate of Amendment as permitted under Section 242(c) of the Delaware General Corporation Law, was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of the Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

   IN WITNESS WHEREOF, Interliant, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer as of
          , 200 .

                                          INTERLIANT, INC.

                                          --------------------------------------
                                                      Bruce Graham
                                          President and Chief Executive Officer

                                 APPENDIX A-5

                      PROPOSED AMENDMENT TO THE COMPANY'S
                     AMENDED CERTIFICATE OF INCORPORATION

   Interliant, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST: The name of the Corporation is Interliant, Inc.

      SECOND: The date on which the Corporation's Amended and Restated Certificate of Incorporation, as thereafter amended (collectively, the "Certificate of Incorporation"), was filed with the Delaware Secretary of State is May 24, 1999. The date of the filing of the original Certificate of Incorporation of this Corporation with the Delaware Secretary of State is December 8, 1997.

      THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, subject to its authority to abandon such resolutions as permitted under Section 242(c) of the Delaware General Corporation Law, adopted resolutions to amend paragraph A of Article Fourth of the Certificate of Incorporation of the Corporation to insert a new Section to read in its entirety as follows:

          "Section 4. Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each fifteen
       (15) shares of the Corporation's Common Stock, par value $.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.01 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder's fractional share based upon the closing sales price of the Corporation's Common Stock as reported on The Nasdaq National Market as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware."

      FOURTH: This Certificate of Amendment of the Certificate of Incorporation was submitted to the stockholders of the Corporation and, subject to the authority of the Board of Directors to abandon the filing of this Certificate of Amendment as permitted under Section 242(c) of the Delaware General Corporation Law, was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of the Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

   IN WITNESS WHEREOF, Interliant, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer as of
          , 200 .

                                          INTERLIANT, INC.

                                          --------------------------------------
                                                      Bruce Graham
                                          President and Chief Executive Officer

                                 APPENDIX A-6

                      PROPOSED AMENDMENT TO THE COMPANY'S
                     AMENDED CERTIFICATE OF INCORPORATION

   Interliant, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST: The name of the Corporation is Interliant, Inc.

      SECOND: The date on which the Corporation's Amended and Restated Certificate of Incorporation, as thereafter amended (collectively, the "Certificate of Incorporation"), was filed with the Delaware Secretary of State is May 24, 1999. The date of the filing of the original Certificate of Incorporation of this Corporation with the Delaware Secretary of State is December 8, 1997.

      THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, subject to its authority to abandon such resolutions as permitted under Section 242(c) of the Delaware General Corporation Law, adopted resolutions to amend paragraph A of Article Fourth of the Certificate of Incorporation of the Corporation to insert a new Section to read in its entirety as follows:

          "Section 4. Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each eighteen (18) shares of the Corporation's Common Stock, par value $.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.01 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder's fractional share based upon the closing sales price of the Corporation's Common Stock as reported on The Nasdaq National Market as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware."

      FOURTH: This Certificate of Amendment of the Certificate of Incorporation was submitted to the stockholders of the Corporation and, subject to the authority of the Board of Directors to abandon the filing of this Certificate of Amendment as permitted under Section 242(c) of the Delaware General Corporation Law, was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of the Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

   IN WITNESS WHEREOF, Interliant, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer as of
          , 200 .

                                          INTERLIANT, INC.

                                          --------------------------------------
                                                      Bruce Graham
                                          President and Chief Executive Officer

                                 APPENDIX A-7

                      PROPOSED AMENDMENT TO THE COMPANY'S
                     AMENDED CERTIFICATE OF INCORPORATION

   Interliant, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST: The name of the Corporation is Interliant, Inc.

      SECOND: The date on which the Corporation's Amended and Restated Certificate of Incorporation, as thereafter amended (collectively, the "Certificate of Incorporation"), was filed with the Delaware Secretary of State is May 24, 1999. The date of the filing of the original Certificate of Incorporation of this Corporation with the Delaware Secretary of State is December 8, 1997.

      THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, subject to its authority to abandon such resolutions as permitted under Section 242(c) of the Delaware General Corporation Law, adopted resolutions to amend paragraph A of Article Fourth of the Certificate of Incorporation of the Corporation to insert a new Section to read in its entirety as follows:

          "Section 4. Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each twenty
       (20) shares of the Corporation's Common Stock, par value $.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.01 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder's fractional share based upon the closing sales price of the Corporation's Common Stock as reported on The Nasdaq National Market as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware."

      FOURTH: This Certificate of Amendment of the Certificate of Incorporation was submitted to the stockholders of the Corporation and, subject to the authority of the Board of Directors to abandon the filing of this Certificate of Amendment as permitted under Section 242(c) of the Delaware General Corporation Law, was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of the Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

   IN WITNESS WHEREOF, Interliant, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer as of
          , 200 .

                                          INTERLIANT, INC.

                                          --------------------------------------
                                                      Bruce Graham
                                          President and Chief Executive Officer

                                INTERLIANT, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 13, 2002
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                INTERLIANT, INC.

         The undersigned hereby appoints Bruce Graham and Bruce S. Klein as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Interliant, Inc. standing in the name of the undersigned with all powers to which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held June 13, 2002 or any adjournment thereof.


       (Continued, and to be marked, dated and signed, on the other side)

                             YOUR VOTE IS IMPORTANT!
                                   PLEASE VOTE


                              Fold and Detach Here


     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


Please mark your votes as indicated in this example             [X]


     The Board of Directors recommends a vote FOR Items 1, 2, 3, 4, 5 and 6.




ITEM 1--ELECTION OF DIRECTORS
                                                                  WITHHELD
01 Leonard J. Fassler, 02 Bradley A. Feld,                FOR     FOR ALL
03 Bruce Graham, 04 Howard S. Diamond,                    [_]       [_]
05 Thomas C. Dircks, 06 Charlie Feld,
07 Jay M. Gates, 08 Merril M. Halpern,
09 Charles R. Lax, 10 David M. Walke

                                                       FOR    AGAINST   ABSTAIN

ITEM 2--APPROVAL OF COMMON STOCK ISSUANCE UPON
        CONVERSION OF NEW NOTES AND                    [_]      [_]       [_]
        WARRANTS ISSUED IN CONNECTION
        WITH ADDITIONAL FUNDING

ITEM 3--APPROVAL OF AMENDMENT TO AMENDED
        CERTIFICATION OF INCORPORATION                 [_]      [_]       [_]
        TO INCREASE AUTHORIZED SHARES

ITEM 4--APPROVAL OF AMENDMENTS TO AMENDED
        CERTIFICATE OF INCORPORATION                   [_]      [_]       [_]
        TO EFFECT REVERSE STOCK SPLIT


ITEM 5--RATIFICATION OF ISSUANCE OF
        SECURITIES TO CERTAIN OFFICERS,                [_]      [_]       [_]
        DIRECTORS AND RELATED PARTIES

ITEM 6--RATIFICATION OF ERNST & YOUNG AS
        INDEPENDENT AUDITORS FOR                       [_]      [_]       [_]
        FISCAL YEAR 2002



Signature _____________________________________             Date:  ____________

Signature (if held jointly) ____________________________    Date:  ____________

     NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.